                                                                      Exhibit 11



                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)



PRIMARY EARNINGS PER SHARE CALCULATION



                                    Years Ended December 31,
                                --------------------------------
                                  1994        1993        1992
                                --------    --------    --------
  INCOME DATA:

    Income before cumulative
      effect of changes in
      accounting principles     $ 76,121    $ 94,669    $ 90,621
    Preferred stock dividends    (15,813)    (15,910)     (1,747)
                                --------    --------    --------

    Income before cumulative
      effect of changes in
      accounting principles
      applicable to common
      shares                      60,308      78,759      88,874
    Cumulative effect of
      changes in accounting
      principles                     -        38,470     (11,572)
                                --------    --------    --------

    Net income applicable to
      common shares             $ 60,308    $117,229    $ 77,302
                                ========    ========    ========


  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                      85,948      85,286      84,887
    Equivalent common shares
      from stock options             199         176         146
                                --------    --------    --------

    Common and common
      equivalent shares           86,147      85,462      85,033
                                ========    ========    ========


  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of changes in
      accounting principles     $   0.70    $   0.92    $   1.04
    Cumulative effect of
      changes in accounting
      principles                    -           0.45       (0.14)
                                --------    --------    --------

    Net income per common and
      common equivalent
      shares                    $   0.70    $   1.37    $   0.90
                                ========    ========    ========





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

                                                                      Exhibit 11


                  NEWMONT MINING CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATION



                                    Years Ended December 31,
                                --------------------------------
                                  1994        1993        1992
                                --------    --------    --------
  INCOME DATA:

    Income before cumulative
      effect of changes in
      accounting principles     $ 76,121    $ 94,669    $ 90,621
    Cumulative effect of
      changes in accounting
      principles                    -         38,470     (11,572)
                                --------    --------    --------

    Net income applicable to
      common shares             $ 76,121    $133,139    $ 79,049
                                ========    ========    ========


  COMMON AND COMMON EQUIVALENT SHARES:

    Weighted average common
      shares                      85,948      85,286      84,887
    Equivalent common shares
      from stock options             199         352         146
    Equivalent common shares
      from conversion of
      preferred stock              7,899       7,899       7,899
                                --------    --------    --------

    Common and common
      equivalent shares           94,046      93,537      92,932
                                ========    ========    ========


  EARNINGS PER COMMON SHARE:

    Income before cumulative
      effect of changes in
      accounting principles     $   0.81    $   1.01    $   0.98
    Cumulative effect of
      changes in accounting
      principles                     -          0.41       (0.13)
                                --------    --------    --------

    Net income per common
      and common equivalent
      shares                    $   0.81    $   1.42    $   0.85
                                ========    ========    ========





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